Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                  Form SB-2/A-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------


                                InvestNet, Inc.
                                ---------------
                 (Name of small business issuer in its charter)



            Nevada                          1041                   87-0650263
            ------                          ----                   ----------
   (State of jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

   938 Howe Street, Suite 713, Vancouver, B.C., Canada V6Z 19N (604) 331-1803
   --------------------------------------------------------------------------
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

     Ruairidh Campbell                  Copy to: Richard Surber, Esq.
     938 Howe Street, Suite 713                  268 West 400 South, Suite 300
     Vancouver, B.C., Canada V6Z 1N9             Salt Lake City, Utah 84101
     (604) 331-1803                              (801) 575-8073

         (Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

 If this Form is filed to register additional securities for an Articles of Incorporation pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier   effective   registration   statement   for  the   same   offering.
[ ]_________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ________________________.

                                          CALCULATION OF REGISTRATION FEE

 Title of each class of         Amount of            Dollar             Proposed           Proposed
    securities to be         securities to be     Amount to be          maximum            maximum
       registered               registered         registered        offering price       aggregate          Amount of
                                                                       per share        offering price    registration fee
      Common Stock          10,000,000 shares       $100,000             $0.01             $100,000             $35.00
=========================  ==================== =================  ================== ==================  ==================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary prospectus dated December 15, 2000

                                 INVESTNET, INC.
                        10,000,000 shares of common stock
                         $0.01 offering price per share




The Offering:

                              Per Share        Total
                              ---------        -----
Public Price               $       0.01    $  100,000
Underwriting(1)            $       0.00    $     0.00
Discounts/Commissions(2)   $       0.00    $     0.00
Proceeds to InvestNet(3)   $       0.01    $  100,000


-------------------

(1)  InvestNet has decided not to use an underwriter for the distribution.

(2) The numbers shown do not include a legal, accounting, printing, escrow fees, and related costs incurred in connection with the offering, which will be payable by InvestNet. These expected expenses are estimated to total $10,000.

(3) The proceeds realized from this offering will not be held in an escrow account.

InvestNet, Inc. is a Nevada corporation which intends to engage in the business of mineral exploration. We are offering up to a total of 10,000,000 shares of common stock. This is a "self-underwritten" offering, with no minimum purchase requirement. This offering is made on a continuous basis until July 31, 2001, when this offering will end. There is no minimum number of shares which we must sell in this offering and we will commence the offering on the effective date of this prospectus.

No public market for the securities offered currently exists. Our securities are not listed on any national exchange or the NASDAQ stock market. Further, we cannot provide any assurance that following the sale of shares being offered in this prospectus, that any shares purchased in this offering can be sold at or near the offering price, or at all.


Investing in our common stock involves a high degree of risk and the securities offered hereby are highly speculative. See "Risk Factors" beginning on page 4 to read about risks. You should carefully consider these risks before purchasing our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities And Exchange Commission. We may not sell these securities nor may offers to buy be accepted until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Inside front cover page of prospectus

                                 INVESTNET, INC.
                  Offering of 10,000,000 shares of common stock

                                   Prospectus
                                December 15, 2000


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Summary of Selected Financial Information .....................................4
Risk Factors ..................................................................4
  1.  We Have Incurred Losses Since Our Inception on March 16, 2000 and
  Expect Losses to Continue For the Foreseeable Future.........................4
  2.  We Have a Limited Operating History With No Track Record on
  Which To Base Future Projections of Success..................................5
  3.  We Have Not Generated Revenue Yet, and We May Need
  Additional Capital to Operate Our Business; If We
  Do Not Generate Enough Money to Operate Our Business,
  You Could Lose All of Your Investment........................................5
  4.  Our President Lacks Experience in Mineral Exploration or Extraction,
  Which Increases the Risk Our Operation May Fail, and that
  You May Lose Your Investment.................................................5
  5. Gold Exploration Is Highly Speculative and Frequently Non-Productive; Therefore, We Cannot Provide Any Assurance That Our Exploration Business
  Will Succeed or Yield a Profit...............................................6
  6.  We Have No Proven or Probable Mineral Reserves; Thus We Cannot
  Provide Any Assurance That We Will Find or Profitably Produce Gold...........6
  7.  We Own the Right to Explore Only One Mineral Property
  and Our Entire Success Depends Upon Economically
  Producing Precious Metals From the Site......................................7
  8.  Government Regulations Might Increase Our Liability
  or Delay Our Operations......................................................7
  9.  The Market Price for Gold Is Highly Volatile, Which Could Cause
  Our Business to Lose Money Even If We Discover or Produce Gold...............7
  10.  There Is No Public Trading Market for Our Stock,
  So You May Be Unable to Sell Your Shares, or the Price of Our
  Stock May Decline After This Offering........................................7
Use of Proceeds ...............................................................8
Determination of Offering Price ...............................................9
Plan of Distribution ..........................................................9
Legal Proceedings ............................................................11
Directors, Executive Officers, Promoters &
         Control Persons .....................................................11
Security Ownership of Certain Beneficial
         Owners and Managers .................................................12
Description of Securities ....................................................12
Interest of Named Experts and Counsel ........................................13

Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities ......................13
Description of Business ......................................................14
Description of Property ......................................................24
Management's Discussion and Analysis of
         Financial Condition and Results of Operations .......................24
Certain Relationships and Related Transactions ...............................26
Market of Common Equity and Related
         Stockholder Matters .................................................27
Executive Compensation .......................................................27
Changes in and Disagreements with Accounts
         or Accounting and Financial Disclosure ..............................28
Financial Statements ........................................................F-1

First page of the prospectus

                                 INVESTNET, INC.

Our Business

InvestNet, Inc. is a corporation formed under the laws of the state of Nevada on March 16, 2000. Our executive offices are located at 938 Howe Street, Suite 713, Vancouver, British Columbia, Canada V6Z 1N9 and our telephone number is (604) 331-1803. Our registered statutory office is located at 920 Sierra Vista Drive in Las Vegas, Nevada 89109.

We have acquired an option to explore, identify and potentially develop a gold, silver and other precious metals property located in the vicinity of the city of Greenwood, British Columbia known as the Bow Mines property. The Bow Mines property and surrounding areas have a history of producing precious metals. Based upon information available from prior exploration of the area, we believe that the possibility of identifying and potentially developing precious metal deposits on the Bow Mines property is feasible.

We are an exploration-stage company. We can give you no assurance that a commercially viable mineral deposit exists on our property. Extensive exploration of our property will be required before we can make a final evaluation as to the economic feasibility of developing or producing valuable mineral deposits from our property.

                                   THE OFFERING

Securities Offered.                    Up to 10,000,000 shares.

Shares of Common Stock Outstanding.    Before offering...................500,000
                                       After offering ................10,500,000

                       SUMMARY OF SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:

                                                                                                     March 16,
                                                          Three Months          March 16,          2000 (Date of
                                                             Ended            2000 (Date of        Inception) to
                                                         September 30,        Inception) to        September 30,
                                                              2000            June 30, 2000             2000
                                                          (Unaudited)           (Audited)           (Unaudited)
                                                       ------------------   ------------------   ------------------
Revenue
     Net Sales                                        $                 -  $                 -  $                 -
     Cost of Sales                                                      -                    -                    -
                                                       ------------------   ------------------   ------------------
Gross Profit                                                            -                    -                    -

     General and Administrative Expense                             2,193                2,026                4,219
                                                       ------------------   ------------------   ------------------
Operating Profit (Loss)                                           (2,193)              (2,026)              (4,219)

     Other Income (Expense)                                                                  -                    -

Net Loss                                              $           (2,193)  $           (2,026)  $           (4,219)
                                                       =================   ==================   ==================


BALANCE SHEET DATA

                                                         September 30,
                                                              2000            June 30, 2000
                                                          (Unaudited)           (Audited)
                                                       ------------------   ------------------
Cash and Cash Equivalents                                           1,904                2,954
Working Capital (Deficit)                                             781                2,954
Total Assets                                                       31,904               32,954
Total Liabilities                                                  31,123               29,970
                                                       ------------------   ------------------
     Stockholder Equity                               $               781  $             2,974
                                                       ==================   ==================
Income (Loss) Per Common Share
  Net Income (Loss) per weighted average
         common share outstanding                     $                 -  $                 -
                                                       ==================   ==================
Weighted average number of shares outstanding                     500,000              500,000
                                                       ==================   ==================

                                  RISK FACTORS

1. We Have Incurred Losses Since Our Inception on March 16, 2000 and Expect Losses to Continue For the Foreseeable Future.

We have incurred a total loss of $4,219 since inception. We are in the very early stages of exploration and could fail before ever generating any revenue. We will probably incur net losses for the foreseeable future as we will incur significant expenses associated with the exploration of our mineral property. We cannot provide any assurance to you that we will operate profitably or provide a return on your investment in the future.

2. We Have a Limited Operating History With No Track Record on Which To Base Future Projections of Success

We were incorporated in March, 2000 and have not yet commenced business operations. We have only recently acquired our principal asset, which is an option to explore potential mining property. We have only a limited operating history upon which an evaluation of our future prospects can be made. Our ability to achieve and maintain profitability is highly dependent upon a number of factors including:

     o The uncertain profitability from potential mining activity on the Bow Mines property;

     o    Our ability to locate profitable mineral properties in the future;

     o    Our ability to generate revenues;

     o    Our ability to control exploration costs.

We cannot provide any assurance that we will be successful in realizing revenue or achieving positive cash flow in the future, and any such failure could cause us to go out of business, and could cause you to lose all your investment.

3. We Have Not Generated Revenue, and We Will Need Additional Capital to Operate our Business; If We Do Not Obtain Enough Capital To Operate Our Business, You Could Lose All of Your Investment

We have not, to date, generated any revenue from operations. We will need approximately $100,00 over the next twelve months to complete the first phase of our exploration program and expect to raise that amount through the current offering. We will need additional capital to fund the second and third phases of our exploration program. Although we know the cost of the second phase of our exploration program, the ultimate need for capital beyond that to be raised in this offering cannot be accurately predicted, as the extent of the third phase of exploration is based on results obtained in the first and second phases of exploration.

Since we do not expect to raise sufficient capital to complete the second and third phases of our exploration program from the expected proceeds of this offering, we do intend on raising additional funds through a second public offering, private placement or loans. We have not yet initiated any efforts to raise this additional funding and cannot provide any assurance that we will be able to raise additional capital. Should we be unable to raise additional capital to fund the second and third phases of our exploration program, we might be forced to suspend or terminate our exploration activities. You, as the investor, might then lose some or all of your investment.

4. Our President Lacks Experience in Mineral Exploration or Extraction, Which Increases the Risk Our Operation May Fail, and that You May Lose Your Investment.

Our president, Mr. Campbell, has had only limited direct experience in the management or operation of any mineral exploration or extraction business. This lack of direct experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. Mr. Campbell's lack of experience in the mineral exploration and extraction industry could cause us to lose money, and therefore could cause you to lose some or all of your investment.

5. Gold Exploration Is Highly Speculative and Frequently Non-Productive; Therefore, We Cannot Provide Any Assurance That Our Exploration Business Will Succeed or Yield a Profit.

Mineral   exploration   and  extraction   (particularly   for  gold)  is  highly
speculative, frequently nonproductive, and involves many risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stage and are dependent on the proceeds to be realized from the sale of shares in this offering for funds necessary to carry out the first phase of our planned exploration program. We cannot provide any assurance that our exploration efforts will be successful, that any potential production will be identified, or that if potential production is identified, that it will be profitable when produced. Moreover, an extended period of time may be needed to develop the Bow Mines property.

We do not claim any known ore reserves are on the Bow Mines property.

While we believe that the Bow Mines property could contain minerals, further exploration and mineral assessments may indicate that our claims are not sufficiently mineralized and may later be abandoned or determined to be unfeasible because of such insufficient mineralization.

An additional factor that will have an impact, is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue exploration work. These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect our strategy and business plan. There can be no assurance that our mineral exploration will ultimately be successful or profitable.

6. We Have No Proven or Probable Mineral Reserves; We Cannot Provide Any Assurance That We Will Find or Profitably Produce Gold.

We have not completed any geological testing that would establish whether proven or probable mineral reserves exist on the Bow Mines property. Consequently, we do not yet know whether we can generate revenues or profits from this property. The economic viability of a mineral property cannot be determined until extensive exploration has been conducted and a comprehensive feasibility study performed. Although work by prior companies has indicated that precious minerals exist on the Bow Mines property, we cannot confirm from that prior exploration the extent, if any, of existing precious metal deposits. Nevertheless, we believe that prior work on the property suggests the existence of sufficient mineralization to warrant continued exploration of the Bow Mines property. However we cannot provide any assurance to you that proven or probable ore reserves exist on the Bow Mines property, nor can we provide any assurance that either we or you will make any money from this property.

7. We Own the Right to Explore Only One Mineral Property and Our Entire Success Depends Upon Economically Producing Precious Metals From the Site.

We currently have rights, and for the foreseeable future will have rights, to explore only one mineral property. At the present, our success depends entirely upon our ability to identify and extract minerals from this one property on a profitable basis. This lack of diversification into other industries or mineral properties may make the results of our operations more volatile than they would be if we operated in more than one industry, or owned or controlled additional mineral properties.

8. Government Regulations Might Increase Our Liability or Delay Our Operations.

InvestNet's exploration operations will be subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. We will have to comply with local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odor, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Although we believe that we will be, or will attempt to be, in substantial compliance with such regulations regarding our mineral property, failure to comply could materially increase our liabilities by way of substantial penalties, fees and expenses. These regulations could also significantly delay or completely shut down future operations. Also, we will have to obtain and comply with local, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although we do not foresee material problems or delays, no assurances can be given that we can obtain, either in a timely manner or at all, the necessary permits to commence exploration activities.

9. The Market Price for Gold Is Highly Volatile, Which Could Cause Our Business to Lose Money Even If We Discover or Produce Gold.

Even if we discover or produce gold, the price of gold will materially affect our financial operations. Following deregulation, the market price for gold has been highly speculative and volatile. The price of gold reached a short-lived high in 1980 of slightly over $800 per ounce, but it is currently less than $300 per ounce. Instability in the price of gold will definitely affect the profitability of our operations. We cannot provide any assurance that gold, even if we find it, can be produced at a profit given the recent market price range for gold.

10. There Is No Public Trading Market for Our Stock, So You May Be Unable to Sell Your Shares, or the Price of Our Stock May Decline After This Offering.

There is no public trading market for InvestNet's common stock, and we cannot provide any assurance to you that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could decline below the offering price you pay for your stock.

You should not rely on forward-looking statements in this prospectus because they are inherently uncertain. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements.

Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The gross proceeds to InvestNet from the sale of the 10,000,000 shares of common stock offered by InvestNet hereby at an assumed initial public offering price of $.01 per share are estimated to be $100,000.

InvestNet expects to use the net proceeds, listed in the order of priority, as follows:

Purpose                                   * 50% Subscription **100% Subscription
-------                                   ------------------ -------------------
Expenses associated with the offering     $  10,000             $   10,000
Phase 1 of Mineral Property exploration   $  40,000             $   60,000
Repayment of Shareholder Loan             $       0             $   30,000
                                          ---------             ----------
                                          $  50,000              $ 100,000

* Assumes sale of 50% of the stock being  offered

** Assumes sale of 100% of the stock being offered

Aside from the option agreement with Bow Mines Ltd. and Karl Schindler and a promissory note entered into with a major shareholder, we are not otherwise a party to any contracts, letters of intent, commitments or agreements and are not currently engaged in active negotiations with respect to any acquisitions.

The foregoing represents our present intentions and best estimate with respect to allocating the proceeds of this offering, based upon present plans and business conditions. However, certain contingencies may change the way we allocate these funds, and we reserve the right to reassess and reassign allocation of these funds if, in our board of directors' judgment, such changes are advisable. The contingencies which may change our allocation of funds include: (1) finding potentially profitable gold deposits sooner than expected;
(2) not finding potentially profitable gold deposits or receiving expert information that potentially profitable gold deposits do not exist on our property; (3) losing time or money due to government regulation or permit problems; (4) experiencing a downturn in the market price for gold or a downturn in the gold mining industry generally; (5) suffering unexpected losses from mining accidents or labor disturbances; (6) losing our management; (7) entering into a business opportunity other than our current business plan. Alternative uses for the funds would vary with the contingency; for example, if we discover potentially profitable gold deposits sooner than expected, our funds would shift to learning more about those particular gold deposits, or if we suffer a mining accident funds would shift to paying for the damage caused by the accident.

We believe that the proceeds of this offering will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that our plans change or our assumptions prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing.

Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our exploration efforts.

                         DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for the shares offered. Consequently, the initial public offering price of the shares was, essentially, arbitrarily determined because we set a price without looking at recognized criteria of value. The factors we considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of InvestNet. It bears no relationship to the book value, assets or earnings of InvestNet or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 10,000,000 shares of InvestNet's common stock to the public on a "self- underwritten" basis, meaning we will sell shares through our director, Dr. Stewart Jackson, without an underwriter, and without any selling agents. The offering will be made on a continuous basis until July 31, 2001, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. We have not committed to keep the registration statement effective for any set period of time. The gross proceeds will be $100,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of InvestNet's common stock.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period, and no money will be returned to you once we accept your subscription.

We will sell the shares in this offering through Dr. Stewart Jackson, one of our directors. Dr. Jackson will contact individuals and corporations with whom has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Dr. Jackson will receive no commission from the sale of any shares. Dr. Jackson will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering of securities for any issuer more than once every twelve months.

Dr. Jackson is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Dr. Jackson is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Dr. Jackson has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Dr. Jackson intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "INVESTNET, INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act of 1933, for which an exemption from registration as provided in Section 3 and Section 4 are not available.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and the Bow Mines property is not the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of InvestNet:

   Name                     Age       Position
   ----                     ---       --------
   Ruairidh Campbell        37        President, Secretary, Treasurer, Director
   Dr. Stewart Jackson      59        Director

Ruairidh Campbell

On March 16, 2000, Mr. Campbell was elected as an officer and director of InvestNet. He estimates that he will spend approximately 10 percent of his time, approximately 5 hours per week, on InvestNet's business during the next 12 months. He also has significant responsibilities with other companies, as detailed in the following paragraph. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris Doctorate with an emphasis in corporate law, including securities and taxation. Over the past five years he has been an officer and director of several public companies that include: NovaMed, Inc., a manufacturer of medical devices
(President and Director from 1995 to present), Bren-Mar Minerals, Ltd., a Canadian mineral resource development company (President and Director 1995 to present), and Allied Resources Inc., a Canadian based oil and gas development company (President and Director 1998 to present). Mr. Campbell is also the President and a Director of Aswan Investments, Inc., Cairo Acquisitions, Inc. and Alexandria Holdings, Inc., three shell companies that are fully reporting and the President and a Director of EnterNet, Inc., a company seeking to become a wholesale distributor of vitamins through the internet. EnterNet recently (December 8, 2000) filed an SB-2/A-5 Registration Statement with the Small Business Division of the Securities and Exchange Commission.

Dr. Stewart Jackson

On June 9, 2000, Dr. Jackson was appointed as a director of InvestNet. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified.

Dr. Jackson graduated from the University of Western Ontario with a Bachelor of Science in Geology, obtained a Master of Science degree from the University of Toronto in Stratigraphy and Mineral Deposits and earned a Ph.D. in Stratigraphy and Economic Geology from the University of Alberta. Dr. Jackson has 34 years experience in the mineral industry. He is actively involved in the exploration and development of both base and precious metal deposits in a wide range of environments for both large and small companies.

Over the past five years he has been a director of several public companies involved in mineral industry including: Monument Resources, Inc. (Director), Starfire Resources, Inc. (Director), Continental Precious Minerals, Ltd. (Director), Little Squaw Goldmining Company (Director), Bevedis International, Inc. (Director), Bren-Mar Minerals Ltd. (Director), Allied Resources, Inc. (Director). Dr. Jackson has been engaged as an independent consultant over the last five years to various small exploration and development companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2000, InvestNet's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by InvestNet to own beneficially, more than 5% of its common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                                                         Nature of                Amount of
     Title of Class                 Name and Address                     Ownership                Ownership         Percent Of Class
     --------------                 ----------------                     ---------                ---------         ----------------
      Common Stock                  Ruairidh Campbell                    President,                250,000                50.00%
   ($0.01 par value)                3310 Werner Avenue                   Secretary,
                                   Austin, Texas 77822                 Treasurer, and
                                                                          Director

      Common Stock                 Dr. Stewart Jackson                    Director                    0                    0.00%
   ($0.01 par value)               6025 So. Eaton Lane
                                Littleton, Colorado 80123

      Common Stock                     Wolf Fiedler                    50% Beneficial              250,000                50.00%
   ($0.01 par value)            938 Howe Street, Suite 713                 Holder
                               Vancouver, British Columbia,
                                      Canada V6Z lN9

                           All Executive Officers and Directors                                    250,000                50.00%
                                as a Group (2 Individuals)


                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by InvestNet's Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

The  authorized  capital  stock of  InvestNet  consists  of  50,000,000  shares:
45,000,000 shares of common stock having a par value of $0.001 per share, of which 500,000 are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share, of which no shares are issued and outstanding. The preferred stock has only been authorized in the articles of incorporation, which allows the board of directors to designate the dividend, voting, conversion and liquidation rights or preferences of any class of preferred stock. However, the board of directors has never designated any class or series of preferred stock, nor has it ever set forth any description or designation of the rights or preferences of the preferred stock.

The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of InvestNet's common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of InvestNet do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of InvestNet's directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business, shareholders are entitled to receive, ratably, the net assets of InvestNet after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of InvestNet's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel whose services were used in the preparation of this Form SB-2/A-2 was hired on a contingent basis or will receive a direct or indirect interest in InvestNet.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for InvestNet by Richard Surber, Esq.

Experts

The financial statements of InvestNet as of June 30, 2000 included in this prospectus have been audited by Tanner + Co., Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

InvestNet's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. InvestNet's Bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of InvestNet or is or was serving at the request of InvestNet as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant's directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

                             DESCRIPTION OF BUSINESS

General

InvestNet was incorporated under the laws of the state of Nevada on March 16, 2000, and is in its early exploration stages. InvestNet was formed for the purpose of engaging in efforts to identify, develop and extract precious metals. To date, InvestNet's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and clarifying its business plan. InvestNet's principal asset consists of an option to explore and if feasible develop a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. The Bow Mines property is a gold-silver vein prospect with a regional history of precious metals recovery. InvestNet has not commenced commercial operations and has no full time employees.

Option Agreement

On June 16, 2000, InvestNet entered into an option agreement with Bow Mines Ltd. and Karl Schindler. The option agreement grants to InvestNet the exclusive right to acquire a 100% interest in the Bow Mines property subject to a net smelter royalty of 4% in consideration of certain option payments and expenditures to be satisfied over the next six years. InvestNet satisfied the initial option payment of $30,000 on June 14, 2000 and must make seven successive option payments by certain dates in order to maintain the Option and incur a determined amount of exploration expenses to acquire the Bow Mines property. The successive option payments and the determined amount of exploration expenses with the respective performance dates are as follows:

   Option Payments                    Amount            Due Date
   ---------------                    ------            --------
   Second Option                      $5,000            June 14, 2001
   Third Option                       $5,000            December 14, 2001
   Fourth Option                      $60,000           June 14, 2002
   Fifth Option                       $100,000          June 14, 2003
   Sixth Option                       $100,000          June 14, 2004
   Seventh Option                     $100,000          June 14, 2005
   Eighth Option                      $100,000          June 14, 2006

   Exploration Expenditures           Amount             Due Date
   ------------------------           ------            ---------
   Initial Exploration                $250,000          July 1, 2002
   Secondary Exploration              $500,000          July 1, 2004
   Tertiary Exploration               $1,000,000        July 1, 2006

Should InvestNet's exploration expenditures in any given period exceed that minimum amount required by the option agreement, then that amount in excess is to be credited to the following periods. InvestNet is to manage all exploration work to be carried out on the Bow Mines property.

Bow Mines Property

The Bow Mines property is without known reserves, and the proposed program is exploratory in nature.

The Bow Mines property is located approximately three miles from the city of Greenwood in southern British Columbia, Canada. The claims can be reached from Greenwood via paved road by following Highway 3 south for three miles towards Boundary Falls and then turning northwest onto Boltz Road for one and half mile journey to the property.

The northern portion of the Bow Mines property is situated on a sparsely covered, moderately steep, east facing slope overlooking Boundary Creek. The main mine workings are located just south of a prominent diorite cliff with over 1,000 feet of vertical relief. South of the mine area, the topography is subdued, with undulating grassy hills sloping east into the Boundary Creek valley. Elevations range from about 2,000 feet in the Boundary Creek valley in the south east portion of the property and to about 3,500 feet at the top of the diorite cliffs to the northwest. Rock exposure is good in the northern part of the Bow Mines property while a thick layer of cover subdues much of the southern portion of the property with only minimal outcrop exposed. The climate is typically dry, with hot summers and little rainfall. Snowfall is light, generally less than three feet a year, being usually snow free from March until mid November each year.

The following map shows the location of, and shows directions to the Bow Mines property in southern British Colombia.












                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                               [GRAPHIC OMITTED]

[Full page map showing the location of the Bow Mines Property in southern British Colombia. The property is located on the southern boundary of the Kettle Provincial Forest near the town of Anaconda]

Property Title

The Bow Mines property consists of 13 claims over 961 acres. The claims are held as 3 mineral leases (comprising 6 former crown grants), one 4-post mineral claim, two reverted crown grants and four 2-post mineral claims.

A mineral lease is a single claim or a group of claims that are next to one another. The process of turning a claim into a lease requires a survey of the perimeter of the claim or claims and advertising an intention to begin mining on the property. Mineral leases are usually for a 30 year term and are renewable at the end of any 30 year term.

Crown grants are created when a claim is staked and work undertaken to explore for minerals. After work has been undertaken over a given period of time, the provincial government of British Columbia will grant title to the property to the party responsible for the work. Taxes are then paid on the property by the new owner. Once a new owner stops paying taxes on the crown grant, then title to the property reverts to the government. The claims are then considered reverted crown grants. Reverted crown grants are then placed by the government up for auction.

2-post claims are claims that can be oriented in any direction and are approximately 62 acres in size. Four post claims can be made in multiples of approximately 62 acres up to approximately 1,235 acres. However, a 4-post claim must maintain a rectangular shape.

The claims are registered with the British Columbia Ministry of Mines in the name of Karl Schindler. Bow Mines Limited is currently the beneficial owner of the claims held by Mr. Schindler. Should InvestNet satisfy the terms of the option agreement, we would become the 100% owner of the Bow Mines property. The claims under option are detailed below:


Claim Name                Tenure Number       Units              Expiration Date
----------                -------------       -----              ---------------

May Mac                       214189            12                 08/17/2001
A No. 1                       216570            1                  10/31/2001
A No. 2                       216571            1                  10/31/2001
A No. 3                       216572            1                  10/31/2001
A No. 4                       216573            1                  10/31/2001
Tunnel RCG (L 888)            216644            1                  08/08/2001
Boundary Falls RCG (L889)     216647            1                  08/16/2002




Mineral Leases               Tenure Number               Anniversary Date
--------------               -------------               ----------------

ML 423                          216298                      08/08/2000
Nonsuch L389
Republic L426
Hidden Treasure L1019
Cosmopolitan L 1680

ML 430                          216301                      11/15/2000
Last Chance L644

ML 431                          216302                      11/17/2000
Don't Know  L 2374

The mineral leases are 30 year leases with annual payments necessary on the anniversary date listed. The leases come up for renewal in 2023.

Bow Mines Property History

The majority of the previous work done by other exploration companies on the Bow Mines property has been directed at two parallel southeast striking gold-silver vein systems, the Upper and Lower Skomac veins. Total mineralized material from the Bow Mines property from discovery to present is reported by prior operating companies at 3,931 tons averaging 0.15oz/t gold, 6.9oz/t silver, 1.6% lead and 1% zinc(1).

The Skomac veins, which are hosted in a thinly bedded carbonaceous argillite, are emplaced along shear zones on close spaced en-echelon fractures, striking about 310-320 degrees, and dipping from 40-60 degrees to the northeast. The shear zones average about 10 to 13 feet in width, within which white quartz veins occur. The veins varying from 18 inches to 10 feet in width, with an average width of about 3 feet. Mineralization in the veins consists of wisps and lenses of pyrite and galena, with associated gold and silver mineralization. Lesser sphalerite, chalcopyrite, tetrahedrite and native silver also occur.

A considerable amount of underground exploration was done on the Upper Skomac vein by other companies in the 1970's and 1980's. The Upper vein is exposed underground over a strike length of about 700 feet with an average dip of approximately 50 degrees northeast. Four known ore shoots occur within the exposed strike length. The shoots range from 50 to 115 feet in strike lengths and consist of thickened mineralized quartz lenses that may reach widths of 20 feet. Drilling has also shown the presence of a mineralized quartz vein of good grade and width, situated below Level 6, which when projected to Level 7 appears to lie about 100 feet north of the Level 7 drift.

InvestNet has little information regarding the Lower Skomac Vein as there has been no modern exploration of this prospect. The historic records, namely a Minister of Mines Annual Report from 1904, document a small 38-ton body of mineralized material that graded 9.3oz/t gold from these workings and samples analyzed from this area in the 1970's indicated grades of 1oz/t gold for the first 30 feet of the Lower Skomac tunnel1.

Two additional veins are known to occur in the southern portion of the Bow Mines property (Boundary Falls area veins), although very little exploration of these veins or the surrounding area has been done. Gold grades and gold/silver ratios are generally higher in samples from the Boundary Falls area veins than in those from the Skomac veins (0.42oz/t gold and 0.93oz/t silver)1.

A significant gold soil anomaly was discovered about 1,500 feet southeast of the Lower Skomac vein. The anomaly is poorly defined by the very coarse sample spacing but appears to be in a northeast trend, exceeding 650 feet in strike length with a maximum value of 0.230 parts per million gold. No follow up was ever done in this area. Several other geochemical and geophysical anomalies exist on the Bow Mines property that will require exploration1.



---------------------
(1)  Production figures and sample results provided by Linda Caron, P.Eng.

Exploration Program

InvestNet intends to embark on a three phase exploration program in an attempt to determine the economic feasibility of developing the Bow Mines property for the extraction of precious metals. We must explore the Bow Mines property to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts determine the presence of precious metals, we must then determine whether these metals exist in sufficient quantity to economically justify future extraction and processing. We make no claim at this time that any precious metals exist on the Bow Mines property although our exploration program does include new work on previous excavations on the property.

The first phase of our program will consist of surface exploration, which will include geological mapping, geochemical sampling and geophysics. The second phase will consist of conducting a multi-element soil sample survey and underground exploration of the Upper Skomac vein. The Upper Skomac vein is located in an already existing excavation on the Bow Mines property. The third phase of the exploration program will be determined by the results of phases 1 and 2 of the program. Based on the assumption that the initial phases indicate that we should continue our exploration activities, we expect that the third phase of our program will include further target area definition, plus drill and trench follow up to targets identified during the first and second phases.

Phase 1

Surface Exploration                 (Total Budget $60,000)

Stake Additional Claim

Stake two 2-post claims to cover a possible fraction between the A No. 3 claim, A No. 4 claim and the Mac May claim. A fraction is a piece of open unclaimed ground between 2 or more mineral claims. The procedure to eliminate a fraction is simply to stake a claim over the open ground. The mechanics of staking the claim will require a geologist to visit the property, stake the open ground and file the necessary documentation with the Ministry of Mines.

Grid Map

We intend to establish a detailed flag and picket grid over the entire property. A base line will be run south of the prior excavation and mill site located on the property. Lines oriented at 45 degrees will then be run off the base line at 160 feet spaced intervals with stations established along the lines approximately every 60 feet. We will require approximately 50 line miles of grid to cover the claims. We do expect to encounter difficulty in laying some of the grid lines due to the steep terrain in the area north and west of the prior excavation site.

Geological Mapping and Rock Chip Sampling

We will then initiate geological mapping and rock chip sampling over the entire property that will include the collection of at least 75 rock chip samples.

Ground Magnetometer and VLF-EM Survey

Once the ground work is completed we will complete a ground magnetometer and VLF-EM survey over the entire grid. The ground magnetometer survey is designed to measure the local variations in the earth's magnetic field since different rocks have different degrees of magnetism. A VLF-EM survey is designed to measure the conductivity of rocks by measuring the distribution of radio waves applied to the rocks. Different styles of mineralization have different conductivities. The strength of the conductivity gives the geologist a clue as to what kind of mineralization exists in any particular area. A VLF-EM survey will also give us a measure of what direction the mineralized body takes, the length of the body and any offsets due to faults within the mineralization.

Re-Examination and Re-Sampling

We intend to re-examine and re-sample areas on the property that have in the past shown the potential for mineralization as detailed in the Bow Mines Property Summary Report prepared for us by Linda Caron P.Eng., including the mineralized footwall in the Lower Skomac vein. The Lower Skomac vein is located in an already existing excavation on the Bow Mines property. We also intend to re-examine and re-sample available drill core and underground exposures to test for other areas of potentially mineralized wall rock associated with the Lower Skomac vein.

We expect the surface exploration activities in the first phase of our exploration program to take from 4 to 5 months. Due to conditions related to snow cover on the property between November and March we expect to commence the first phase of our program towards the end of March 2001 for completion by the end of September 2001. We anticipate hiring a geologist, two geological assistants and a geophysical technician working with a geophysical consultant to perform and interpret the ground magnetometer and VLF-EM survey.

Phase 2

The second phase of our exploration program will consist of surface exploration, specifically soil sampling of certain portions of the grid, as identified by the mapping program and underground exploration of the Upper Skomac vein.

Surface Exploration                 (Budget $60,000)

Multi-Element Soil Sample Survey

We will undertake a multi-element soil sample over the entire grid, except in those areas of very thick cover or on large rock outcrops with no soil cover, as defined by the mapping program. We expect to recover approximately 2,000 soil samples that will be submitted for analysis to determine the concentration, if any, of precious metals.

We expect the surface exploration activities in the second phase of our exploration program to take from 3 to 4 months. Due to conditions related to snow cover on the property between November and March we expect to commence the second phase of our program towards the end of March 2002 for completion by the end of July 2002. We anticipate hiring a geologist and two geological assistants to conduct the survey.

Underground Exploration    (Budget $300,000)

The second phase of our exploration plan also requires that we explore underground the Upper Skomac vein to determine whether gold-silver veins already identified by prior work on the property as detailed in the Bow Mines Property Summary Report prepared for us by Linda Caron P.Eng., can be extended to reveal economically feasible deposits of precious metals. We expect to begin this phase of our exploration program in March of 2002 at the same time as conducting the second phase of our surface exploration.

The proposed program involves a total of 420 feet of "drifting" and 260 feet of "raising" with accompanying detailed mapping and sampling of the vein and wall rock of the Upper Skomac Vein on Level 7. "Drifting" is the process of constructing a horizontal tunnel to take samples of ore for testing. "Raising" is a similar process except that the tunnel is a vertical shaft. The northern branch of the Level 7 drift would be extended for 160 feet to intersect the projected mineralized vein. A raise would then be driven on the vein for 260 feet to break through to Level 6. Drifting along the vein on Level 7 would also be extended for 260 feet further to the west.

We expect the underground exploration activities in the second phase of our exploration program to take from 4 to 5 months, with completion slated for September 2002. We anticipate hiring a project manager, a geologist, a mine mechanic, an office manager, two shift bosses, two miners and two mine helpers.

Phase 3                    (Estimated Budget of $200,000)

The third phase of our exploration program will be implemented to follow up on targets defined by phases 1 and 2. Phase 3 will be contingent on the results of phases 1 and 2. Phase 3 is expected to include follow up geophysics, possibly SP or Pulse EM surveys, plus surface diamond drilling and trenching of veins or other targets. Trenching is a method of identifying the continuity and extent of any identified mineralization. We do not expect to begin the third phase of our exploration program until March of 2003.

Market

Precious metals have two main categories of use, product fabrication and bullion investment. Fabricated precious metals have a wide variety of end uses, including industrial and technology uses. Purchasers of official coins and high-karat jewelry, frequently are motivated by investment considerations, so that net private bullion purchases alone do not necessarily represent the total investment activity in precious metals.

The potential profitability of InvestNet's prospective business is significantly affected by changes in the market price of precious metals. The market prices of precious metals can fluctuate widely and are affected by numerous factors beyond InvestNet's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production and cost levels in major mineral producing regions. Further, the prices of precious metals sometimes are subject to rapid short term changes because of the speculative activities. The current demand for and supply of precious metals affect precious metals prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of precious metals consists of a combination of new mine production and existing stocks of bullion and fabricated precious metals held by governments, public and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of precious metals, normal variations in current production do not necessarily have a significant impact on the supply of precious metals or on their prices. The result being that markets for precious metals generally are characterized by volatile prices.

Competition

The mining industry is fragmented and very competitive. A high degree of competition exists to obtain favorable mining properties and suitable mining prospects for drilling, exploration and mining operations. InvestNet will encounter significant competition from companies presently engaged in the mining industry. Generally, all of these competitive companies are substantially larger than InvestNet and have substantially greater resources and operating histories. For example, major gold mining competitors include publicly traded companies such as Barrick Gold Corporation (current market capitalization of approximately $5 billion) and Newmont Mining (current market capitalization of approximately $2 billion), as well as Anglogold Ltd., Placer Dome, Freeport-McMoran, Gold Fields Ltd., Homestake Mining, Pioneer Group, and Stillwater Mining, all of which have public market capitalizations of approximately $1 billion or more. Accordingly, there can be no assurance that InvestNet will be successful in competing with existing and emerging companies in the mining industry.

Our competitive position in this market is that of a new, extremely small newcomer. Our plan to compete in this industry is based on our exclusive option to explore and remove gold from our property, which prevents our competitors from exploring or removing gold from it. Readily available gold markets exist in Canada and around the world where we will be able to sell any gold we recover.

Government Regulation and Environmental Concerns

InvestNet's exploration operations will be subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. These laws cover such subjects as public safety, use of explosives, air quality, water pollution, noxious odors, noise, dust, solid waste, hazardous waste, and wildlife protection at or near the excavation site.

The Canadian Mineral Tenure Act sets forth rules for locating claims, posting claims, working claims and reporting upon work performed. InvestNet is also subject to the British Columbia Mineral Exploration Code that determines how and where companies involved in mining activities can explore for precious metals. Environmental concerns are protected under the Health, Safety and Reclamation Code for Mines in British Columbia. The most significant provisions of this Code deal with employee health and safety, mineral land reclamation, preservation of archaeological sites, access to exploration areas and waste discharge from mines, mills and further processing operations.

InvestNet generally will be required to mitigate long term environmental impacts by stabilizing, contouring, reshaping and revegetating various portions of a site once exploration, mining and processing are completed. Reclamation efforts will be conducted in accordance with detailed plans that will have been reviewed and approved by the appropriate regulatory agencies. InvestNet plans to reclaim land concurrently with mining. InvestNet believes that reclamation expenses will not be material, although there can be no certainty in this regard. Compliance with the foregoing laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating and closing mining operations. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that InvestNet would not proceed with the advancement of a project or decide to operate a mine. Although InvestNet believes that its prospective exploration activities will be conducted in compliance with all present health, safety and environmental rules and regulations, there is always some uncertainty associated with such due to the complexity and application of such rules and regulations. InvestNet does not anticipate that compliance with existing environmental laws and regulations will have a material impact on its prospective earnings in the foreseeable future, however possible future health, safety and environmental legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in InvestNet's activities to an extent that cannot be predicted.

Employees

InvestNet is an exploration stage company and currently has no employees. InvestNet is currently managed by Ruairidh Campbell, its sole officer and a director. InvestNet looks to Mr. Campbell for his entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. InvestNet will hire field geologists to implement the initial exploration on a consulting basis. When the decision is made to hire full time employees, a portion of any employee compensation likely would include the right to acquire stock in InvestNet, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2/A-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to InvestNet and its common stock, see the registration statement and the exhibits and schedules thereto. InvestNet, Inc. intends to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Securities and Exchange Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http://www.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically. We plan to apply for a quote of our common stock on the OTC
Bulletin Board ("OTCBB"). Should we be successful, our reports and other information will further be available for inspection at the OTC Bulletin Board website address.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, we will provide at no cost to each security holder copies of our annual report which will include audited financial statements. Also, we will provide, at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (604) 331-1803 or write to:

                  Ruairidh Campbell
                  InvestNet, Inc.
                  938 Howe Street, Suite 713
                  Vancouver, British Columbia
                  V6Z 1N9 Canada

Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. It is likely that we will adopt a provision for compensating directors in the future.

                             DESCRIPTION OF PROPERTY

We have an option to explore and, if feasible, excavate a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. The Bow Mines property is a gold-silver vein prospect consisting of 3 mining leases, two reverted crown grants, four 2-post mineral claims and one 4-post mineral claim. The claims are registered in the name of Karl Schindler and held by him for Bow Mines Ltd., the beneficial owner.

We currently maintain limited office space in an office owned by a principal shareholder, Wolf Fiedler and occupied by Ruairidh Campbell, for which we have no lease and are obligated to pay no rent. This address is 938 Howe Street, Suite 713, Vancouver, British Columbia, Canada VZ2 1N9 and the phone number is
(604) 331-1803. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is implemented.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Also, due to our limited operating history, the financial information presented is audited for the period March 16, 2000 (date of inception) to June 30, 2000 and unaudited for the period March 16, 2000 (date of inception) to September 30, 2000. Our fiscal year end is December 31.

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to the prospect of exploring and developing an economically feasible ore body on the Bow Mines property. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. InvestNet's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with InvestNet's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from March 16, 2000 (date of inception) through September 30, 2000, InvestNet has engaged in no significant operations other than organizational activities, the execution of an option agreement for the purpose of exploring and potentially developing the Bow Mines property and preparation for registration of its securities under the Securities Act of 1933, as amended. We did not receive revenue during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. We anticipate that until these procedures are completed, we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Our business plan is to explore the Bow Mines property for the purpose of identifying economically recoverable deposits of precious metals that will cause the exploration of the site for mining activities.

Net Loss

For the period from March 16, 2000 (inception) to September 30, 2000, we recorded an operating loss of $4,219. This lack of profitability is attributable to general and administrative expenses of $4,219 associated with a start up venture. We did not generate any revenues during this period. We expect to continue to operate at a loss through fiscal 2000. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period from March 16, 2000 (inception) to September 30, 2000.

Liquidity and Capital Resources

At September 30, 2000, we had current assets of $1,904 and total assets of $31,904. These assets consist of $1,904 cash on hand and $30,000 for an option agreement. Net stockholders' equity in InvestNet was $781 at September 30, 2000. We remain in the exploration stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

Cash flow provided from the issuance of common stock was $5,000 for the period from March 16, 2000 (inception) to September 30, 2000. On June 12, 2000, a total of 500,000 shares of common stock were issued for cash. The shares were issued at $0.01, and we received $5,000 as a result of the issuance. Organizational expenses of $4,219 were funded by these shareholder payments and expensed to operations. In addition, in June 2000 we received a loan from a major shareholder of $30,000. This amount is unsecured, non-interest bearing and is due on June 15, 2001. This amount was used to acquire the option rights in the Bow Mine property.

InvestNet is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, InvestNet believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts InvestNet may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. InvestNet believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.

We believe that the proceeds of this offering will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that our plans change or our assumptions prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our exploration efforts.

Operational Milestones

We intend to embark on a three phase exploration program as described in the "Description of Property" section in an attempt to determine the economic feasibility of developing the Bow Mines property for the extraction of precious metals. We must explore the Bow Mines property to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts determine the presence of precious metals, we must then determine whether these metals exist in sufficient quantity to economically justify future extraction and processing.

We make no claim at this time that any precious metals exist on the Bow Mines property, although our exploration program does include new work on an existing excavation on the property.

We do not expect to receive revenues within our first 12 months of operation or ever, should we fail to identify precious metals in an amount economically feasible to extract. However, should we discover precious metals that could be favorably extracted under economically attractive terms, we would still not expect revenues until after the completion of our three phase exploration plan.

We believe that the proceeds of this offering will be sufficient to satisfy our contemplated cash requirements for the next 12 months, which will enable the completion of the first phase of our exploration program only. We will need to raise additional capital either through another offering, private placements or additional loans from officers or directors to ensure the completion of our three phase exploration program. However, no assurance can be given that additional capital can be raised to complete the second and third phases of our program.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no director, executive officer, nominee for election as a director of InvestNet, or an owner of five percent of more of InvestNet's outstanding shares, or any member of their immediate family, has entered into any related transaction.

InvestNet's promoters, meaning the people who originally organized the company, are Wolf Fiedler and Ruairidh Campbell. The only things of value Mr. Fiedler and Mr. Campbell have received from InvestNet have been the following: (1) their 250,000 shares of common stock, each, for which they each paid $2,500 cash, representing a purchase price of $0.01 per share, the same price at which the stock is currently issued to the public, and (2) a promissory note to Wolf Fiedler in the amount of $30,000, for which Mr. Fiedler loaned $30,000 to InvestNet. These transactions are further detailed in the following paragraphs.

On March 16, 2000, InvestNet issued 500,000 shares of common stock at $0.01 for a total of $5,000. 250,000 shares were issued to Wolf Fiedler and 250,000 shares were issued to Ruairidh Campbell, both of whom were either Officers or Directors at the time of issuance.

On June 16, 2000, InvestNet executed a promissory note in the amount of $30,000 to be paid no later than June 15, 2001 in favor of Wolf Fiedler, a principal shareholder. This amount is unsecured and non-interest bearing.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for InvestNet's securities. InvestNet has no common equity subject to outstanding purchase options or warrants. InvestNet has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that InvestNet has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by InvestNet.

As of June 30, 2000, there were 500,000 shares of common stock outstanding, held by two (2) shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 10,000,000 new shares of InvestNet will be eligible for sale.

To date InvestNet has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon InvestNet's future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.

                             EXECUTIVE COMPENSATION

The following table provides summary information for the period from March 16, 2000 to December 15, 2000 concerning all compensation, either cash or non-cash, paid or accrued by InvestNet to or on behalf of the chief executive officer and the president of InvestNet. Except as indicated below, no officer or employee of InvestNet received a total salary and bonus exceeding $100,000 during the periods reflected.

                                          Annual Compensation                               Long Term Compensation
                                                                                   Awards                          Payouts
                                                                                        Securities
                                                                        Restricted      Underlying
                                                        Other Annual       Stock         Options                         All Other
   Name and Principal              Salary     Bonus     Compensation     Award(s)          SARs         LTIP payouts    Compensation
        Position           Year      ($)       ($)           ($)            ($)            (#)              ($)              ($)
====================================================================================================================================
Ruairidh Campbell,         2000      0.00(2)    -             -              -               -               -                -
President, Secretary,
Treasurer, Director
====================================================================================================================================

Until July 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



---------------------

(2)  No payment has been accrued or paid by InvestNet.

As of December 15, 2000, No officer or director has received any remuneration from us. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive officer of InvestNet. The director currently does not receive any cash compensation for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.












                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                INVESTNET, INC.
                         (A Development Stage Company)
                              Financial Statements
           June 30, 2000 (audited) and September 30, 2000 (unaudited)

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Index to Financial Statements


--------------------------------------------------------------------------------





                                                                            Page


Independent Auditors' Report                                                 F-2


Balance Sheet                                                                F-3


Statement of Operations                                                      F-4


Statement of Stockholders' Equity                                            F-5


Statement of Cash Flows                                                      F-6


Notes to Financial Statements                                                F-7



--------------------------------------------------------------------------------



                 See accompanying notes to financial statements.
                                                                             F-1

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                    INDEPENDENT AUDITORS' REPORT




To the Stockholders' and
Board of Directors of
Investnet, Inc.


We have audited the accompanying balance sheet of Investnet, Inc. (a development stage company), as of June 30, 2000 and the related statements of operations and stockholders' equity, and cash flows for the period from March 16, 2000 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Investnet, Inc. (a development stage company), as of June 30, 2000 and the results of its operations and its cash flows for the period from March 16, 2000 (date of inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Salt Lake City, Utah
July 7, 2000

--------------------------------------------------------------------------------


                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                                   Balance Sheet


--------------------------------------------------------------------------------




                                                                        September 30,
                                                                            2000,         June 30, 2000
                                                                         (unaudited)        (audited)
                                                                      ---------------     -------------
              Assets
Current assets - cash                                                 $         1,904     $       2,954
Other assets - option agreement                                                30,000            30,000
                                                                      ---------------     -------------

                                                                      $        31,904     $      32,954
                                                                      ===============     =============

-------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity

Accounts payable                                                      $         1,143     $           -
Related party note payable                                                     29,980            29,980
                                                                      ---------------     -------------

                                                                               31,123            29,980
                                                                      ---------------     -------------

Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                                  -                 -
     Common stock, $.001 par value, 45,000,000 shares
       authorized, 500,000 shares issued and outstanding                          500               500
     Additional paid-in capital                                                 4,500             4,500
     Accumulated deficit                                                       (4,219)           (2,026)
                                                                      ---------------     -------------

                  Total stockholders' equity                                      781             2,974
                                                                      ---------------     -------------

                                                                      $        31,904     $      32,954
                                                                      ===============     =============





--------------------------------------------------------------------------------


                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Operations
--------------------------------------------------------------------------------


                                                                                               March 16,
                                                       Three Months          March 16,       2000 (Date of
                                                          Ended            2000 (Date of     Inception) to
                                                      September 30,        Inception) to     September 30,
                                                           2000            June 30, 2000          2000
                                                       (unaudited)            (audited)        (unaudited)
                                                    ------------------      ------------      ------------
Revenues                                            $                -      $          -      $          -

General and administrative costs                                 2,193             2,026             4,219
                                                    ------------------      ------------      ------------
                  Loss before income taxes                      (2,193)           (2,026)           (4,219)
Provision for income taxes                                           -                 -                 -
                                                    ------------------      ------------      ------------
                  Net loss                          $           (2,193      $     (2,026)     $     (4,219)
                                                    ==================      ============      ============
Loss per common share - basic and diluted           $                -      $          -
                                                    ==================      ============
Weighted average common shares
  - basic and diluted                                          500,000           500,000
                                                    ==================      ============




--------------------------------------------------------------------------------


                See accompanying notes to financial statements.
                                                                             F-4

                                                                 INVESTNET, INC.
                                                 (A Developmental Stage Company)
                                               Statement of Stockholders' Equity
                             March 16, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------


                                                                               Additional
                                  Preferred Stock         Common Stock         Paid-in      Accumulated
                                  Shares    Amount     Shares      Amount      Capital        Deficit           Total
                                  -------------------------------------------------------------------------------------
Balance at March 16, 2000 (date
of inception)                          -   $    -           -   $       -     $      -       $        -       $      -

Issuance of common stock for
  cash                                 -        -     500,000         500        4,500                -          5,000

Net loss                               -        -           -           -            -           (2,026)        (2,026)
                                  ------   -------    -------   ---------     --------       ----------       --------
Balance at June 30, 2000               -        -     500,000         500        4,500           (2,026)         2,974

Net loss (unaudited)                   -        -           -           -            -           (2,193)        (2,193)
                                  ------   -------    -------   ---------     --------       ----------       --------
Balance at September 30, 2000
(unaudited)                            -   $    -     500,000   $     500     $  4,500       $   (4,219)      $    781
                                  ======   =======    =======   =========     ========       ==========       ========

                See accompanying notes to financial statements.
                                                                             F-5

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                          March 16,      March 16, 2000
                                                       Three Months     2000 (Date of       (Date of
                                                          Ended         Inception) to     Inception) to
                                                      September 30,        June 30,       September 30,
                                                           2000              2000             2000
                                                       (Unaudited)        (Audited)        (Unaudited)
                                                   ----------------     -----------     --------------

Cash flows from operating activities:
     Net loss                                      $         (2,193     $    (2,026)    $       (4,219)
     Increase in accounts payable                             1,143               -              1,143
                                                   ----------------     -----------     --------------
                  Net cash used in
                  operating activities                       (1,050)         (2,026)            (3,076)
                                                   ----------------     -----------     --------------
Cash flows from investing activities-
     increase in other assets                                     -         (30,000)           (30,000)
                                                   ----------------     -----------     --------------
Cash flows from financing activities-
     Issuance of common stock                                     -           5,000              5,000
     Proceeds from related party payable
       (net of bank fee)                                          -          29,980             29,980
                                                   ----------------     -----------     --------------
                  Net cash provided by
                  financing activities                            -          34,980             34,980
                                                   ----------------     -----------     --------------
Net (decrease) increase in cash                              (1,050)          2,954              1,904

Cash, beginning of period                                     2,954               -                  -
                                                   ----------------     -----------     --------------
Cash, end of period                                $          1,904     $     2,954     $        1,904
                                                   ================     ===========     ==============



--------------------------------------------------------------------------------


                See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                   June 30, 2000
--------------------------------------------------------------------------------


1. Organization and Summary of Significant Accounting Policies

Organization

The Company was organized under the laws of the State of Nevada on March 16, 2000 (date of inception). The Company has not commenced planned principal operations. The Company proposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Option Agreement

The option agreement will be accounted for as a deposit in the mining property as payments are made and will be evaluated periodically for recoverability.


Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.


Earnings Per Share

The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.


The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The Company does not have any stock options or warrants outstanding at June 30, 2000.


--------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1. Organization and Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Unaudited Information

The unaudited financial statements include the accounts of Investnet, Inc. and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of September 30, 2000 and the results of operations and cash flows for the three month period ended September 30, 2000, and cumulative amounts since inception. The results of operations for the three months ended September 30, 2000 are not necessarily indicative of the results to be expected for the entire year.


2. Going Concern

As of June 30, 2000, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company, or available on terms of acceptable to the Company.



--------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



3. Option Agreement

The Company has entered into an Option Agreement with an unrelated party which grants the Company exclusive right to acquire a 100% interest in mining property, subject to a net smelter royalty of 4% in consideration of certain option payments and expenditures to be satisfied over the next six years. The Option Agreement may be terminated within 30 days notice. The Company satisfied the initial option payment of $30,000 and must make seven successive option payments by certain dates in order to maintain the Option. In addition, the Company must incur a determined amount of exploration expenses to acquire the property. The successive option payments and the determined amount of exploration expenses with the respective due dates are as follows:


Option Payment
Due Date                                                       Amount
----------------------------------------------------      -----------------

June 14, 2001                                             $           5,000
December 14, 2001                                         $           5,000
June 14, 2002                                             $          60,000
June 14, 2003                                             $         100,000
June 14, 2004                                             $         100,000
June 14, 2005                                             $         100,000
June 14, 2006                                             $         100,000




Exploration Expenditure                                        Amount
Due Date
----------------------------------------------------      -----------------

July 1, 2002                                              $         250,000
July 1, 2004                                              $         500,000
July 1, 2006                                              $       1,000,000



4. Note Payable

The note payable consists of a $29,980 note payable to a shareholder. The note is unsecured, non-interest bearing and is due June 15, 2001.



--------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


5. Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance to offset the deferred tax asset related to the net operating loss carryforward.


The Company has net operating loss carryforwards of approximately $2,026, which begin to expire in the year 2020. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.


6. Supplemental Cash Flow Information

No amounts were paid for interest or income taxes during the period ended June 30, 2000.


7. Preferred Stock

The Company has authorized up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences.


8. Recent Accounting Pronouncements

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statements No. 133." SFAS 133 establishes accounting and reporting standards of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.



--------------------------------------------------------------------------------

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

InvestNet's Articles of Incorporation, Article 8, filed as Exhibit 3(i), provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of InvestNet or a fiduciary of an employee benefit plan, or is or was serving at the request of InvestNet as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Bylaws, Section 6.09, of InvestNet, filed as Exhibit 3(ii), provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of InvestNet, absent a finding of negligence or misconduct in office. The Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not InvestNet has the power to indemnify such person against liability for any of those acts.

The effect of these provisions is potentially to indemnify InvestNet's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with InvestNet. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 10,000,000 shares of our common stock, and all of the following expenses will be born by InvestNet. The amounts set forth are estimates except for the SEC registration fee:


Expense                                                        Amount to be Paid
-------                                                        -----------------
SEC registration fee                                                 $        35
Printing and engraving expenses                                                0
Attorneys' fees and expenses                                                8000
Accountants' fees and expenses                                              1500
Transfer agent's and registrar's fees and
expenses                                                                     500
Miscellaneous                                                                965
                                                               -----------------
Total                                                                $    11,000
                                                               =================

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of InvestNet securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 16, 2000 InvestNet issued a total 500,000 shares of common stock. 250,000 shares were issued to Ruairidh Campbell and 250,000 shares were issued to Wolf Fiedler. InvestNet relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following factors: (1) the issuance was an isolated private transaction by InvestNet which did not involve a public offering; (2) there were only two offerees who were officers and directors of InvestNet, (3) the offerees will not resell the stock but will continue to hold it for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations (6) the negotiations for the sale of the stock took place directly between the offerees and InvestNet.

On June 16, 2000, we executed a promissory note in the amount of $30,000 to be paid in full no later than June 15, 2001, in favor of Wolf Fiedler, a principal shareholder. This promissory note is unsecured and bears no interest. This promissory note was given to Mr. Fiedler in exchange for a loan of $30,000 to InvestNet, which we used to acquire the option to mine the Bow Mines property. The issuance of the security was exempt from registration under section 4(2) of the Securities Act of 1933, as amended, based on the following factors: (1) the issuance was an isolated private transaction by the issuer which did not involve any public offering; (2) there was only one offeree, Wolf Fiedler; (3) Mr. Fiedler had a special relationship with InvestNet as a former director and a 50% shareholder; (4) the offeree has not resold the note but continues to hold it to this day; (5) there were no subsequent or contemporaneous public offerings of promissory notes by InvestNet; (6) the negotiations for the execution of the promissory note took place directly between Mr. Fiedler and InvestNet.












                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhib.   Page
No.      No.        Description
------   ----       -----------

3(i)     *          Articles  of  Incorporation  of  InvestNet,  Inc.,  a Nevada
                    corporation, filed with the State of Nevada on March 16, 2000.

3(ii)    *          By-laws of InvestNet adopted on March 15, 2000.

4(i)     *          Specimen Stock Certificate.

4(ii)    *          Subscription   Agreement   between  InvestNet  and  Ruairidh
                    Campbell dated March 16, 2000.

4(iii)   *          Subscription  Agreement  between  InvestNet and Wolf Fiedler dated March 16, 2000.

5        34         Opinion Letter dated December 12, 2000.

10(i)    *          Option agreement between Bow Mines, InvestNet, Inc. and Karl
                    Schindler dated June 14, 2000.

10(ii)   *          Promissory  Note between  InvestNet  and Wolf Fiedler  dated
                    June 16, 2000.

23(i)    *          Consent of Linda Caron, P.Eng dated October 11, 2000

23(ii)   37         Consent of Certified  Public  Accountant  dated December 14,
                    2000.

23(iii)  34         Consent of Counsel (See Exhibit 5).

27       38         Financial Data Schedule "CE"


         * Exhibits incorporated by reference to EnterNet's Form SB-2/A filed with theSecurities and Exchange Commission on October 18, 2000.

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

o    Include any prospectus required by section 10(a)(3) of the Securities Act;

o Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

o Include any additional or changed material information on the plan of distribution.

o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the offering of such securities at the time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake City, Utah, on December 15, 2000.

                                           InvestNet, Inc. (Registrant)



                                           By:/s/  Ruairidh Campbell
                                              ----------------------------
                                           Ruairidh Campbell, President



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.





Signature               Title                                  Date
---------               -----                                  ----

/s/  Ruairidh Campbell  President, Secretary, Treasurer,       December 15, 2000
Ruairidh Campbell       Principal Financial Officer,
                        Controller and Director